Exhibit 5.1

HUNTON ANDREWS KURTH LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 • 309 • 1000 FAX 212 • 309 • 1100

May 10, 2022

Pacific Gas and Electric Company

PG&E Wildfire Recovery Funding LLC

77 Beale Street

P.O. Box 770000

San Francisco, California 94177

Re:	Pacific Gas and Electric Company

PG&E Wildfire Recovery Funding LLC

Registration Statement on Form SF-1

Ladies and Gentlemen:

We have acted as counsel to Pacific Gas and Electric Company, a California corporation (“PG&E”), and PG&E Wildfire Recovery Funding LLC, a Delaware limited liability company (the “Company”), in connection with the issuance and sale by the Company of $3,600,000,000 aggregate principal amount of the Company’s Senior Secured Recovery Bonds, Series 2022-A (the “Bonds”), pursuant to (i) the Registration Statement on Form SF-1 (Registration Nos. 333-263719 and 333-263719-01) filed by PG&E and the Company on March 21, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 thereto filed by PG&E and the Company on April 25, 2022 with the Commission under the Securities Act (collectively, the “Initial Registration Statement”) and (ii) the Registration Statement on Form SF-1MEF (Registration Nos. 333-264633 and 333-264633-01) filed by PG&E and the Company on May 3, 2022 with the Commission under the Securities Act solely to register additional securities (the “Additional Registration Statement” and, together with the Initial Registration Statement, the “Registration Statement”).

The Bonds were issued under the Indenture, dated as of May 10, 2022 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the Series Supplement, dated as of May 10, 2022 establishing the forms, terms and other provisions of the Bonds (the “Series Supplement” and, together with the Base Indenture, the “Indenture”). The Bonds were sold pursuant to the terms of the Underwriting Agreement, dated May 3, 2022 (the “Underwriting Agreement”), among the Company, PG&E, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON

LOS ANGELES    MIAMI    NEW YORK    NORFOLK    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TOKYO    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Pacific Gas and Electric Company

PG&E Wildfire Recovery Funding LLC

May 10, 2022

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Bonds. In rendering the opinion expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinion contained herein. We have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons; (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In delivering the opinion expressed below, we have relied without independent verification, as to factual matters, on certifications and other written or oral statements of governmental and other public officials and of officers and representatives of the Company and PG&E. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the Bonds, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, will constitute the valid and binding obligations of the Company.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We express no opinion herein as to the law of any jurisdiction other than the law of the State of California.

We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement and (ii) the posting of a copy of this opinion letter to an internet website required under Rule 17g-5 under the Securities Exchange Act of 1934 and maintained by PG&E for the purpose of complying with such rule. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof, and we

Pacific Gas and Electric Company

PG&E Wildfire Recovery Funding LLC

May 10, 2022

assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinion contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP